Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

Delaware	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Mildred Quinones-Holmes

Legal Department

The Bank of New York Trust Company, N.A.

One Wall Street, 29th Floor

New York, NY 10286

(212) 635-1889

(Name, address and telephone number of agent for service)

PREGIS CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	20-3103585
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1650 Lake Cook Road Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip code)

and the guarantors listed on the next page

12.375% Senior Subordinated Notes due 2013

Senior Secured Floating Rate Notes due 2013

and related guarantees

(Title of the indenture securities)

GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
PREGIS HOLDING II CORPORATION	Delaware	6719	20-3321581
PREGIS MANAGEMENT CORPORATION	Delaware	8741	20-3321603
PREGIS INNOVATIVE PACKAGING INC.	Delaware	3089	76-0533954
HEXACOMB CORPORATION	Illinois	2653	36-3670404

2

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

3

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 9th day of November, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Roxane Ellwanger
Roxane Ellwanger Assistant Vice President

4

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2007
	Please refer to page 1,	1

	Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only—FFIEC 041

Report at the close of Business December 31, 2005

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, William J. Winkelmann, Vice President

Name and Title of Officer Authorized to Sign Report of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the Instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Signature of Officer Authorized to Sign Report

Date of Signature

Submission of Reports

Each bank must prepare its Reports of Condition and Income (Call Report) data by either:

(a)	Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)	Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

FDIC Certificate Number:	23472
(RSSD 9050)

(20051231)
(RCON 9999)

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President
Director (Trustee)

Michael F. McFadden, MD
Director (Trustee)

Frank P. Sulzberger, Vice President
Director (Trustee)

For technical assistance with the submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (301) 495-7864, or by e-mail at CDR.Help@ffiec.gov.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

THE BANK OF NEW YORK TRUST COMPANY, NA
Legal Title of Bank (RSSD 9017)

LOS ANGELES
City (RSSD 9130)

CA	90017

State Abbrev. (RSSD 9200)	Zip Code (RSSD 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation,

Office of the Comptroller of the Currency

THE BANK OF NEW YORK TRUST COMPANY, NA		FFIEC 041
Legal Title of Bank		Page RC-1

LOS ANGELES		12
City

CA	90017
State	Zip Code
FDIC Certificate Number: 23472

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository Institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	9,859	1.a
b. Interest-bearing balances (2)			0071	0	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	70	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	62,079	2.b
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			B987	38,000	3.a
b. Securities purchased under agreements to resell (3)			B989	105,100	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	0			4.b
c. LESS: Allowance for loan and lease losses	3123	0			4.c
d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)			B529	0	4.d
5. Trading assets (from Schedule RC-D)			3545	0	5
6. Premises and fixed assets (including capitalized leases)			2145	4,113	6
7. Other real estate owned (from Schedule RC-M)			2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9. Customers’ liability to this bank on acceptances outstanding			2155	0	9
10. Intangible assets
a. Goodwill			3163	265,964	10.a
b. Other intangible assets (from Schedule RC-M)			0426	16,292	10.b
11. Other assets (from Schedule RC-F)			2160	39,519	11
12. Total assets (sum of items 1 through 11)			2170	540,996	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

THE BANK OF NEW YORK TRUST COMPANY, NA	FFIEC 041
Legal Title of Bank	Page RC-2

FDIC Certificate Number: 23472	13

Schedule RC - Continued

Dollar Amounts in Thousands			RCON	Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	7,729	13.a
(1) Noninterest-bearing (1)	6631	7,729			13.a.1
(2) Interest-bearing	6636	0			13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased (2)			B993	0	14.a
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):			3190	58,000	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920	0	18
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	68,953	20
21. Total liabilities (sum of items 13 through 20)			2948	134,682	21
22. Minority interest in consolidated subsidiaries			3000	0	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	1,000	24
25. Surplus (exclude all surplus related to preferred stock)			3839	321,520	25
26. a. Retained earnings			3632	84,070	26.a
b. Accumulated other comprehensive income (5)			B530	(276)	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	406,314	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	540,996	29

Memorandum

To be reported with the March Report of Condition.

1.      Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004

RCON	Number
6724	N/A	M. 1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.